EXHIBIT 3

[GEOTEXT TRANSLATIONS, INC.
LETTERHEAD]





        STATE OF NEW YORK     )    ss
                              )
                              )
        COUNTY OF NEW YORK    )






                                  CERTIFICATION



     This is to  certify  that the  attached  translation  is, to the best of my knowledge and belief, a true and accurate  translation from Spanish into English of the attached Financing Offer of Banco Santander Central Hispano,  S.A., dated

September 26, 2006.

                                          /s/ Emerson Hoff
                                         ---------------------------------------

                                         Emerson Hoff, Project Manager
                                         Geotext Translations, Inc.




Sworn to and subscribed before me

this 18th day of October, 2006.


/s/ Kristin D. Plonka
--------------------------------

[NOTARY PUBLIC STAMP]


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


[LETTERHEAD OF BANCO SANTANDER]










                                                      Madrid, September 26, 2006



Dear Sirs,

RE: LONG-TERM FINANCING FOR THE ACQUISITION OF UP TO 20% OF ENDESA ("ELE") BY THE SPV WHOLLY OWNED BY ACCIONA, S.A. ("ACC")

The ACC Group has informed Banco Santander Central Hispano (the "Bank") of its interest in acquiring up to 20% of ELE. Per our conversations and in response to your request, the Bank is pleased to submit a FIRM OFFER TO UNDERWRITE 100% OF THE FINANCING of reference.

Although the offer is initially planned for a 10% block of shares of ELE, the Bank will maintain the terms of the offer for its adjustment if the acquisition is increased up to 20% of ELE, maintaining the corresponding proportions of financing and guarantees contained in this document.

The commitment of the Bank is established in the Terms and Conditions Annexes to this letter. In this respect, we are attaching an Annex on financing without recourse to ACC and an Annex on financing with recourse to ACC . Please note that the amounts shown in the Annexes are based on an average acquisition price for ELE shares, with a maximum of (euro)31.00. If this average price is increased, the financing structure would be adjusted with an increase in the financing with recourse to ACC.

Moreover, please note that the tranche of financing without recourse could be structured, at the request of ACC, as a tranche with recourse in full, abiding by the terms indicated in the Annex on Financing with recourse to ACC.

By signing this letter to indicate agreement, the Bank is appointed on an exclusive basis by you as Underwriter, Bookrunner and Mandated Lead Arranger of the Financing. You consequently undertake not to appoint other entities as Underwriter, Bookrunner and Mandated Lead Arranger for the same purpose without our prior written consent.

The Bank may syndicate the operation with other credit institutions before or after closing the operation, after consulting with you.

The underwriting by the Bank is subject: (i) to satisfactory contractual documentation, with the parties undertaking to negotiate in good faith on the contractual documentation for the Financing; (ii) to receiving such information as may reasonably be required in order to structure the Financing.

This Offer of Financing is further subject to no negative change taking place up to the signing date of the Financing Agreement in the credit market or in the financial situation of ACC and/or members of the Borrower and/or their shareholder group which could adversely affect the current operating framework.

[INITIALS]

The terms and conditions of this letter are strictly confidential and must not be disclosed or communicated to third parties, except for legal advisers, without the prior express consent of the parties.

This Offer of Financing is valid until February 28, 2007.

We would be grateful if you would sign this letter to indicate your agreement with its contents and the Terms and Conditions Annexes.

         Yours faithfully,



BANCO SANTANDER CENTRAL HISPANO, S.A.
By power of attorney,
pp


/s/ Jose Antonio Aguirre Fernandez    /s/ Ignacio Dominguez-Adame Bozzano


ACCEPTED AND IN AGREEMENT
Date:...................

ACCIONA S.A.
pp


/s/ Juan Gallardo Curces    /s/ Valentin Montoya Moya

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FINANCING FOR THE SPV (WHOLLY OWNED BY ACCIONA S.A.)

                 TERMS AND CONDITIONS FOR FINANCING UNDERWRITING
     (PARTIAL REFINANCING OF A BRIDGE LOAN OF (EURO)3,475,000,000 GRANTED ON
                 09/26/06, FOR ACQUISITION OF UP TO 10% OF ELE)

TOTAL AMOUNT:     UP TO A MAXIMUM OF (EURO)2,732,000,000 (portion corresponding to the outstanding risk under the Bridge Loan) plus the Underwriting, Structuring and Opening Commission on this
                  Financing, plus expenses associated with implementation of the Transaction. (SUBJECT TO PROPORTIONATE INCREASE IF THE BLOCK
                  OF ELE STOCK ACQUIRED EXCEEDS 10%, WITH A MAXIMUM OF 20%).

                  TRANCHE A: (EURO)2,297 MILLION LONG-TERM SENIOR LOAN.

                  TRANCHE B: (EURO)435 MILLION REVOLVING SENIOR LINE OF CREDIT.

BORROWER:         A Spanish SPV, wholly owned (directly or indirectly) by
                  Acciona S.A. (hereinafter "ACC" or the "Shareholder"), with no activity other than the acquisition of up to 20% of the shares of ELE.

                  This SPV will have funds of (euro)656 million in the form of Capital and a Subordinated Loan.

                  (*) In addition, the Shareholder irrevocably undertakes, in the amount of (euro)435 million (deriving from the financing with recourse to the Shareholder), to make periodic adjustments to the bank financing coverage so that the Senior Debt Coverage Ratio (as defined hereinafter) is met. The adjustments will be instrumented by means of a Subordinated Facility Agreement with the Shareholder as the lender and the SPV as the borrower.

PURPOSE: Partial refinancing of the outstanding balance of the Bridge Loan of (euro)3,475,000,000 (granted on 26/09/06 for acquisition of 10% of the shares of ELE made by the SPV wholly owned by ACC and, in the event of the increase indicated in the section on Total Amount, the acquisition of up to an additional 10% of shares of ELE.

                  In addition, financing the Underwriting, Structuring and Opening Commission for this financing and expenses associated with implementation of the Transaction.

                  TRANCHE A: Partial refinancing of the bridge loan of
                  (euro)3,475 million.

                  TRANCHE B: Partial refinancing of the bridge loan of
                  (euro)3,475 million, in the portion serving as the instrument for adapting the structure of Funds Contributed by the Shareholders to the trading price of ELE, so that the Debt Coverage Ratio is met.

GUARANTEE:        Facility agreement to be held by ACC so that it can comply with the irrevocable commitment to contribute up to (euro)435 million to the SPV in the circumstances established in this Term Sheet (Debt Coverage Ratio).

                  Pledge of 100% of the shares of the SPV.

                  Pledge of credit rights arising from the Subordinated Loan and the Subordinated Facility Agreement to be granted by ACC to the SPV.

[INITIALS]

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                  Pledge of the shares of ELE acquired by the SPV (voting rights in any event for ACC). The securities acquired from ELE will be deposited with SAN (after reaching an agreement on terms and conditions of custody); irrevocable order to pay dividends of ELE into SAN account, which will be pledged.

                  Pledge of the bank accounts of the SPV.

DRAWDOWN PERIOD:  After the corresponding conditions precedent are proven to have been met:

                  TRANCHE A: One month from the signing date.
                  TRANCHE B: During the entire lifetime of the operation.

TERM:             TRANCHE A: 6 YEARS, repayment on expiry.
                  TRANCHE B: 6 YEARS, repayment on expiry.

UNDERWRITER:      Banco Santander Central Hispano, S.A.

AGENT:            Banco Santander Central Hispano, S.A.

LENDERS: Bank Syndicate formed by the Underwriter and other Financial Institutions which may eventually join in the operation.

INTEREST PERIOD:  1, 3 and 6 months at the election of the Borrower.

INTEREST RATE:    EURIBOR for the period + applicable margin.

MARGIN:           TRANCHE A:

                  The initial margin will be 60 annual basis points.

                  The margin will subsequently evolve as follows:

                      ---------------------------------------------------
                              EVOLUTION OF THE MARGIN OVER EURIBOR
                      ---------------------------------------------------
                      Between months 19 and 36 from signing        70 bp
                      ---------------------------------------------------
                      Between months 37 and 54 from signing        80 pb
                      ---------------------------------------------------
                      Between months 55 and 72 from signing        90 bp
                      ---------------------------------------------------

                      TRANCHE B: The margin will be 50 annual bp.




[INITIALS]

UNDERWRITING, STRUCTURE AND
OPENING COMMISSION:            TRANCHE A:

                    ------------------------------------------------------
                                  ACQUISITION UP TO    ACQUISITION UP TO
                                     10% OF ELE           20% OF ELE
                    ------------------------------------------------------
                    Commissions        0.70%                0.85%
                    ------------------------------------------------------

                               On the Total Amount, payable on the first
                               Drawdown or 15 days after the signing date of the financing agreement, whichever occurs first.

                               TRANCHE B: 0.40%.

                               On the Total Amount, payable on the first
                               Drawdown or 15 days after the signing date of the financing agreement, whichever occurs first.

AGENCY COMMISSION:             (euro)10,000 + VAT, payable annually.

TRANCHE B AVAILABILITY
COMMISSION:                    30% of the applicable margin on a basis of
                               ACTUAL/360. Applicable to the amount not drawn down of Line of Credit B and provided the sum of the outstanding risk under this Tranche B and the outstanding risk under the Subordinated Line of Credit granted by ACC to the SPV is lower than the limit of the former.

VOLUNTARY EARLY REPAYMENT:
                               The borrower will have the option to make early repayment of the amount (in whole or in part) of the financing without penalty provided it coincides with an interest payment date and is made with minimum prior notice to the Agent Bank of 15 business days. Early repayment of Tranche A must be for a minimum amount of (euro)25 million and multiples of (euro)5 million. Early payoff of Tranche B must be for a minimum amount of (euro)5 million and multiples of (euro)1 million.

OBLIGATORY EARLY REPAYMENT:
                               The amount of the financing must be repaid in advance in the following events:

                                   o   In full, in the event of loss of
                                       ownership (direct or indirect) of 100% of the SPV by ACC.

                                   o   In full, if the SPV merges, is taken
                                       over, takes over another or changes its
                                       activity.

                                   o   In full, if the SPV proceeds with the
                                       sale of all or part of the shares of ELE acquired in the context of this financing.


[INITIALS]

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                                   o   In full, in the event of failure to
                                       comply with the Senior Debt Coverage
                                       Ratio.

MARKET VALUE OF THE SHARES OF
ELE: The result of multiplying the number of shares acquired and pledged by the SPV by the closing price on the Spanish Stock Exchange Interconnection System.

SENIOR DEBT COVERAGE RATIO:

                               Defined as the Market Value of the Shares of ELE acquired and pledged by the SPV at the end of each Measurement Period divided by the outstanding balance of Tranche A and of Tranche B at that time, net of cash and banks and equivalent in the SPV.

MAINTENANCE OF COVERAGE
LEVEL: If the Market Value of the Shares of ELE at the end of each Coverage Level Measurement Period has undergone a reduction which causes the Senior Debt Coverage Ratio to fall under 115%, the Shareholder of the SPV must contribute funds up to the limit of the Subordinated Facility Agreement ((euro) 435 million). This contribution shall reduce the amount drawn down under Tranche B by an amount such that the value of the pledged ELE shares secures 115% of the outstanding balance of Tranche A and of Tranche B, net of cash and banks and equivalent in the SPV.

                               If, at the end of the following Measurement
                               Period, the trading price of ELE has increased, the Line of Credit B shall be drawn down by the corresponding amount up to the maximum limit thereof, provided the value of the shares of ELE pledged is at least 115% of the outstanding balance of Tranche A and of Tranche B, with reduction by the same amount of the Subordinated Line of Credit and consequently of the financing with recourse to ACC.

                               After the limit of the Subordinated Facility
                               Agreement is exhausted and in order to maintain the Debt Coverage Ratio, the Shareholder of the SPV may continue contributing funds in order to bring the Senior Debt Coverage Ratio to 115% in the manner determined.

                               The following are proposed in any event, at the election of the borrower and/or ACC:

                                  ->  debt reduction
                                  ->  contribution of shares of ELE, pledged
                                  ->  contribution of cash or equivalent
                                  ->  bank guarantee (minimum S&P: A+)
                                  ->  any other acceptable to the Financing
                                      Institution.

COVERAGE RATIO MEASUREMENT
PERIOD: MONTHLY, unless amounts have been drawn down under the Subordinated Facility Agreement, in which case the following would apply:

[INITIALS]

                                  -> FORTNIGHTLY if the amount drawn down under the Subordinated Facility Agreement is below 25% of the limit.

                                  -> WEEKLY if the amount drawn down under the Subordinated Facility Agreement is between 25% and 75% of the limit.

                                  -> DAILY if the amount drawn down under the Subordinated Facility Agreement is above 75% of the limit.

CONDITIONS PRECEDENT PRIOR TO
CLOSING AND PAYMENT:           The Senior Debt Coverage Ratio must be equal to
                               or greater than 115%, without having to draw down for that purpose under the Subordinated Facility
                               Agreement.

                               Before drawdown of funds, the Agent Bank must have received, among other documents:

                                  Authorizations: incorporation, registration, company resolutions and powers of attorney of the SPV.

                                  Evidence of paid-up Capital, the Subordinated Loan and establishment of the Subordinated Facility Agreement.

                                  Provision of the guarantees.

                                  Representations: legal status; absence of breach, infringement, litigation, insolvency situations, compliance with tax legislation, absence of events of early termination, absence of financial indebtedness other than this financing (including the subordinated financing from the Shareholder).

                                  Absence of Adverse Material Change. Any
                                  circumstances or facts which may or do have a significant negative affect on the financial situation, net worth or ability of the SPV to comply with obligations arising from the Financing.

                                  Evidence of payment of all commissions due to the banks.

OBLIGATIONS OF THE BORROWER:
                               During the term of the financing, the SPV must comply with the following obligations, among others:

                                   o To devote the amount of the financing to the stipulated purposes.

                                   o Compliance with legislation, maintenance of authorizations.

                                   o Punctual information on the existence of grounds for early termination.

                                   o   Negative Pledge, PARI PASSU.

                                   o   Maintenance of ownership of 100% of the
[INITIALS]                             shares of ELE acquired by the SPV, free
                                       of liens, encumbrances, rights IN REM,
                                       options, etc., except for the pledge
                                       granted in favor of the Financing Banks.

                                   o   Prohibition on incurring indebtedness
                                       other than that contemplated by these
                                       terms and conditions except for
                                       indebtedness which is subordinated to the bank financing granted by the
                                       Shareholder.

                                   o Prohibition on granting financing and/or sureties and/or other types of guarantees.

                                   o   Prohibition against making investments
                                       with the sole exception of acquiring new blocks of ELE and provided that the Subordinated Line of Credit has not been drawn down.

                                   o   Prohibition on passing resolutions for
                                       the purpose of dissolution, liquidation, transformation, merger or demerger of the company.

                                   o   Prohibition on entering into contracts
                                       with connected persons.

                                   o   Prohibition on distribution of dividends.

                                   o   Restriction on payment of principal and
                                       interest under the Subordinated Loan and the Subordinated Facility.

                                   o Exercise of voting rights in relation to the shares of ELE with due diligence so that at no time are the obligations assumed under this Financing prejudiced, and in any event on the premise of facilitating a distribution of dividends which permits the payment of interest on the bank financing.

                                   o Commitment to a tax consolidation of the SPV with the consolidated group of ACC and contribution by the Shareholder of the corresponding funds to the SPV for tax credit for losses, if any, and provided that it is offset by the Tax Group, but not any other tax benefit which the SPV or the Tax Group may obtain as a result of being the owner of the SPV. This commitment must be instrumented in such a manner that it is foreseeable that the sum of the contribution of funds by the Shareholder under this mechanism and the dividends on the shares of ELE acquired by the SPV allow it to meet the payment of interest under the bank financing in accordance with financial projections and to the satisfaction of the Financing Banks.

                                   o   Financial Covenants: the value of the
                                       Senior Debt Coverage Ratio at the end of each Measurement Period must be greater than or equal to 115%.

                                   o   Commitment to provide financial and
                                       annual information (within 180 days
                                       following closing) and to annually audit its Annual Financial Statements and Management Report by a firm of acknowledged prestige.

                                   o   Establishment of interest rate coverage
                                       mechanisms (for at least 2/3 of the
                                       amount of the financing and 100 percent
                                       of the financing period) which will be
                                       determined by mutual agreement with the
                                       Bank. Contracting thereof to take place
                                       with said entity under market terms and
                                       conditions.
[INITIALS]

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OTHER NORMAL CLAUSES IN THIS
TYPE OF FINANCING:             Funding Disruption Costs, Substitute Interest,
                               Market Disruption, Late Payment Interest, Change of Circumstances. Supervening legal breach, qualified Credit Institution (for tax purposes).
                               Loan accounts.

ASSIGNMENTS:                   The Financial Institutions may assign and
                               transfer their participation in this Agreement in whole or in part, and therefore the rights and obligations arising herefrom, to other credit or financial institutions, securitization funds created or to be created in Spain or abroad (in any event within the EU) and to any other entity and, specifically, to companies or entities, whether regulated or not, created for the purpose of participating in the credit and securities market by securitization processes or others similar to the rights and obligations under this Agreement, provided the assignment does not result in higher costs to the Borrower. Only entities domiciled or with a permanent establishment in the EU may be assignees.

TAXES AND EXPENSES:            The Borrower will assume all taxes and levies,
                               present or future ("Increased Costs") which may accrue in relation to this financing Operation, including legal expenses, the expenses of external advisers and of movements of funds in Bank of Spain accounts, if they take place, or any other system used to comply with payment obligations between the parties to the agreement.
                               The entities will lend from a permanent
                               establishment in the European Union. Standard gross up clause.

GROUNDS FOR EARLY
TERMINATION:                   Breach by the Borrower of any commitment,
                               obligation, etc. established in the agreement, on the basis and with an assessment in each case of the substance/materiality of each one. A grace or rectification period may be established for each ground for early termination, to be negotiated by the parties, which in any event shall not exceed
                               5 business days for default in payment and 15 calendar days for all others.

                               o Cross Default: With the corporate operation of ACC, which completes the financing devoted to the acquisition of shares of ELE.
                               o  General default in payment of debts.
                               o Change in 100% ownership, direct or indirect, by ACC.
                               o  Breach or supervening inefficacy of any
                                  representation or warranty.
                               o  Illegality.
                               o  Nullity or inefficacy of the guarantees.
                               o Adverse Material Change. Any circumstances or events which may or do have a significant negative effect on the financial situation, net worth or ability of the SPV to comply with obligations arising from the Financing.

DOCUMENTATION:                 The operation will be formalized by a loan
                               agreement drawn up by a law firm of acknowledged prestige and will include the representations, obligations, conditions precedent, grounds for termination and other clauses normal in this type of operation.

                               The documentation will be executed before Public Notary.

[INITIALS]

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APPLICABLE LAW AND             Spanish law and the Courts of the city of Madrid.
JURISDICTION:

RANKING: Both the Subordinated Loan and the Subordinated Facility Agreement to be granted by ACC to the SPV must be fully subordinated in ranking.

ASSISTANCE IN SYNDICATION:     The Borrower undertakes to support the
                               Underwriting Entities and use its best efforts during syndication to motivate entities to participate in order to guarantee the success thereof.


[INITIALS]

FINANCING FOR ACCIONA S.A.

                 TERMS AND CONDITIONS FOR FINANCING UNDERWRITING


TOTAL AMOUNT:                  UP TO A MAXIMUM OF (EURO)1,091,000,000 (which in
                               any event includes the portion corresponding to the outstanding risk under the Bridge Loan), PLUS
                               THE UNDERWRITING, STRUCTURING AND OPENING
                               COMMISSION FOR THIS FINANCING AND FOR THE
                               FINANCING WITHOUT RECOURSE, IF ANY, PLUS THE
                               COSTS OF THE TRANSACTION; (subject to
                               proportionate increase if the block of ELE stock acquired exceeds 10%, with a maximum of 20%).

                               TRANCHE A: (EURO)656 MILLION long-term Senior
                               Loan.

                               TRANCHE B: (EURO)435 MILLION revolving Senior Line of Credit.

BORROWER:                      Acciona, S.A. (hereafter, ACC)

PURPOSE:                       Partial refinancing of the Bridge Loan of
                               (euro)3,475,000,000 (granted on 26/09/06 for the
                               acquisition of 10% of the shares of ELE made by the SPV wholly owned by ACC); financing of the additional 10% in the event of acquisition of up to 20%.

                               In addition, financing the Underwriting,
                               Structuring and Opening Commission for this Financing, and for the financing without recourse if any, plus the costs of the Transaction;

                               TRANCHE A: Contribution of own funds made by ACC to the SPV in the form of capital and the subordinated loan; and

                               TRANCHE B: Cash reserve for the contribution of subordinated Credit to the SPV in accordance with the mechanism for adjusting the Debt Coverage Ratio in the financing without recourse.

DRAWDOWN PERIOD:               After the corresponding conditions precedent have
                               been proven to have been met:

                               TRANCHE A: One month from the signing date.
                               TRANCHE B: During the entire lifetime of the operation.

TERM:                          TRANCHE A: 6 YEARS, repayment on expiry.
                               TRANCHE B: 6 YEARS, repayment on expiry.

UNDERWRITER:                   Banco Santander Central Hispano, S.A.

AGENT:                         Banco Santander Central Hispano, S.A.

LENDERS: Bank Syndicate formed by the Underwriter and other Financial Institutions which may eventually join in the operation.


[INITIALS]

INTEREST PERIOD:               1, 3 and 6 months at the election of the
                               Borrower.

INTEREST RATE:                 EURIBOR for the period + applicable margin.

MARGIN: The margin for both Tranches will be 0.50 annual bp.

UNDERWRITING, STRUCTURING AND
OPENING COMMISSION:            0.40%

                               On  the  Total  Amount,   payable  on  the  first
                               Drawdown or 15 days after the signing date of the financing agreement, whichever occurs first.

AGENCY COMMISSION:             (euro)10,000 + VAT, payable annually.

VOLUNTARY EARLY REPAYMENT:
                               The borrower will have the option to make early repayment of the amount (in whole or in part) of the financing without penalty provided it coincides with an interest payment date and is made with minimum prior notice to the Agent Bank of 15 business days. The early repayment of Tranche A must be for a minimum amount of
                               (euro)25 million and multiples of (euro)5 million. Early payoff of Tranche B must be for a minimum amount of (euro)5 million and multiples of (euro)1 million.

OBLIGATORY EARLY REPAYMENT:
                               The amount of the financing must be repaid in advance in the following events:

                                  o In full, in the event of loss of ownership (direct or indirect) of 100% of the SPV by ACC.


REPRESENTATIONS:               o  Compliance with legislation.
                               o  Incorporation and legal capacity.
                               o  Obtaining licenses and Authorizations to
                                  engage in its company purpose.
                               o  Absence of breaches of contract by signing the
                                  facility agreement.
                               o  No early termination of other credit
                                  agreements.
                               o  Absence  of  litigation   which  would  result
                                  in  substantial adverse changes.
                               o  Absence of insolvency situations.
                               o  Truthfulness of information.
                               o  Absence  of  Adverse  Material   Change.   Any
                                  circumstances or events which do or may have a
                                  significant  negative  effect on the financial
                                  situation,   net  worth  or   ability  of  the
                                  borrower to comply with obligations arising from the Financing.


[INITIALS]

OBLIGATIONS OF THE BORROWER:   During the period of the financing, ACC must
                               comply with the following obligations, among others:

                                   o To devote the amount of the financing to the stipulated purposes.

                                   o Compliance with legislation, maintenance of authorizations.

                                   o Punctual information on the existence of grounds for early termination.

                                   o   Negative Pledge, PARI PASSU.

                                   o   Maintenance of ownership of 100% of the
                                       shares of ELE acquired by SPV, free of
                                       liens, encumbrances, rights IN REM,
                                       options, etc., except for the pledge
                                       granted in favor of the Financing Banks.

                                   o   Prohibition on passing resolutions for
                                       the purpose of the dissolution,
                                       liquidation, transformation, merger or
                                       demerger of the company.

                                   o Exercise of voting rights in relation to the shares of the SPV/ELE with due diligence so that at no time are obligations assumed under this Financing prejudiced, and in any event on the premise of facilitating a distribution of dividends which permits the payment of interest on the bank financing.

                                   o Commitment to a tax consolidation of the SPV with the consolidated group of ACC and contribution by the Shareholder of the corresponding funds to the SPV in respect of the tax credit for losses, if any, and provided it is offset by the Tax Group, but not any other tax benefit which the SPV or the Tax Group may obtain as a result of being the owner of the SPV. This commitment must be instrumented in such a manner that it is foreseeable that the sum of the contribution of funds by the Shareholder under this mechanism and the dividends on the shares of ELE acquired by the SPV allow it to meet the payment of interest under the bank financing in accordance with financial projections and to the satisfaction of the Financing Banks.

                                   o   Commitment to provide financial and
                                       annual information (within 180 days
                                       following closing) and to annually audit its Annual Financial Statements and Management Report by a firm of acknowledged prestige.

                                   o   Establishment of interest rate coverage
                                       mechanisms (for at least 2/3 of the
                                       amount of the financing and 100 percent
                                       of the term of Tranche A of the
                                       financing) which will be determined by
                                       mutual agreement with the Bank.
                                       Contracting thereof to take place with
                                       said entity and under market terms and
                                       conditions.

                                   o   During the entire lifetime of the
                                       financing, to keep the property and
                                       installations that it owns insured and to
                                       maintain the licenses and insurance
                                       needed to engage in its activities.
OTHER NORMAL CLAUSES IN THIS
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TYPE OF FINANCING              Funding Disruption Costs, Substitute Interest,
                               Market Disruption, Late Payment Interest, Change of Circumstances. Supervening legal breach, qualified Credit Institution (for tax purposes). Loan accounts.

ASSIGNMENTS:                   The Financial Institutions may assign and
                               transfer their participation in this Agreement in whole or in part, and therefore the rights and obligations arising herefrom, to other credit or financial institutions, securitization funds created or to be created in Spain or abroad (in any event within the EU) and to any other entity and, specifically, to companies or entities, whether regulated or not, created for the purpose of participating in the credit and securities market by securitization processes or others similar to the rights and obligations under this Agreement, provided the assignment does not result in higher costs to the Borrower. Only entities domiciled or with a permanent establishment in the EU may be assignees.

TAXES AND EXPENSES:            The  Borrower  will  assume all taxes and levies,
                               present or future  ("Increased  Costs") which may
                               accrue in relation to this  financing  Operation,
                               including   legal   expenses,   the  expenses  of
                               external  advisers  and of  movements of funds in
                               Bank of Spain  accounts,  if they take place,  or
                               any  other  system  used to comply  with  payment
                               obligations between the parties to the agreement.
                               The   entities   will  lend   from  a   permanent
                               establishment in the European Union. Standard gross up clause.

GROUNDS FOR EARLY
TERMINATION:                   Breach  by  the   Borrower  of  any   commitment,
                               obligation, etc. established in the agreement, on the basis and with an assessment in each case of the substance/materiality of each one. A grace or rectification period may be established for each ground for early termination, to be negotiated by the parties, which in any event shall not exceed
                               5 business days for default in payment and 15 calendar days for all others. Including but not limited to the following:

                               o Cross Default subject to minimum amounts; expressly excluding the application thereof for breach by the SPV.
                               o Change in 100% ownership of the SPV, direct or indirect, by ACC.
                               o Breach or supervening inefficacy of any representation or warranty.
                               o  Illegality.
                               o Adverse Material Change. Any circumstances or events which may or do have a significant negative effect on the financial situation, net worth or ability of the SPV to comply with obligations arising from the Financing.

DOCUMENTATION:                 The  operation  will  be  formalized  by  a  loan
                               agreement  drawn up by a law firm of acknowledged
                               prestige   and   include   the   representations,
                               obligations, conditions precedent, grounds for termination and other clauses normal in this type of operation.

                               The documentation will be executed before Public Notary.

APPLICABLE LAW AND

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JURISDICTION:                  Spanish law and the Courts of the city of Madrid.

RANKING: Both the Subordinated Loan and the Subordinated Facility Agreement to be granted by ACC to the SPV must be fully subordinated in ranking.

ASSISTANCE IN SYNDICATION:     The   Borrower    undertakes   to   support   the
                               Underwriting  Entities  and use its best  efforts
                               during   syndication  to  motivate   entities  to
                               participate in order to guarantee the success thereof.


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